UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2004

Wilsons The Leather Experts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7401 Boone Avenue North, Brooklyn Park, Minnesota		55428
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-391-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2004, Wilsons The Leather Experts Inc. ("Wilsons Leather") entered into an agreement (the "Agreement") with Joel N. Waller, the Chairman and Chief Executive Officer of Wilsons Leather. A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The material terms of the Agreement are described under Item 5.02 of this report and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2004, Wilsons Leather issued a press release announcing that Joel N. Waller will resign his positions as Chairman and Chief Executive Officer of Wilsons Leather by January 31, 2005, and that Wilsons Leather is searching for a candidate to succeed Mr. Waller. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Under the terms of the Agreement, the existing Employment Agreement dated May 25, 1996, between Wilsons Leather and Mr. Waller, as amended (the "Employment Agreement"), will remain in effect and Mr. Waller will continue as an officer and director of Wilsons Leather until January 31, 2005, and will continue to receive his base salary and benefits until that time. At such time prior to January 31, 2005, as Wilsons Leather selects a new Chief Executive Officer, Mr. Waller will cease to be the Chief Executive Officer but will continue as Chairman and a director until January 31, 2005, and will assist the new Chief Executive Officer in transition matters during that period. After his separation of employment from Wilsons Leather, Mr. Waller has a continuing obligation to cooperate with Wilsons Leather on transition matters for up to five hours each month through January 31, 2006, and will receive the compensation and benefits under the Employment Agreement that he would be entitled to receive in the event of a termination by Wilsons Leather without Cause or resignation for Good Reason (as such terms are defined in the Employment Agreement) and be subject to the confidentiality and non-solicitation covenants contained therein.

If Mr. Waller remains with Wilsons Leather through January 31, 2005, and complies with the Agreement (including releasing all claims he may have against Wilsons Leather other than claims for indemnification), Mr. Waller will be eligible for a special bonus to be determined by the Board of Directors in its sole discretion based on Mr. Waller’s performance during the transition period and Wilsons Leather will pay up to $20,000 of Mr. Waller’s attorneys’ fees related to the negotiation of the Agreement. In addition, if Wilsons Leather also achieves its net sales and earnings before taxes objectives for the fiscal year ending January 29, 2005, (i) the option for 200,000 shares of common stock of Wilsons Leather granted to Mr. Waller in July 2004 (the "July Option") will vest as of January 31, 2005, and (ii) the period of time that Mr. Waller will have to exercise his 711,500 outstanding options (which include the July Option) will be extended from 90 days to two years after his termination of employment. Wilsons Leather will also release Mr. Waller from any claims it may have against him other than claims for intentional misconduct.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Agreement, dated October 28, 2004, between Joel N. Waller and Wilsons The Leather Experts Inc.

99.1 Press Release, dated October 28, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wilsons The Leather Experts Inc.

November 3, 2004	By:	/s/ Peter G. Michielutti

Name: Peter G. Michielutti
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated October 28, 2004, between Joel N. Waller and Wilsons The Leather Experts Inc.
99.1	Press Release dated October 28, 2004